Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts

FLAG Telecom

Willem Baralt, Group Treasurer

+44 207 317 0837

irelations@flagtelecom.com

Jane Windsor, Director of Communications

+44 207 317 0813

jwindsor@flagtelecom.com

FLAG TELECOM ANNOUNCES INCREASED AMALGAMATION CONSIDERATION FROM RELIANCE GATEWAY TO APPROXIMATELY $211M

Largest shareholder of FLAG Telecom enters voting agreement to vote in favour of the Amalgamation

FLAG Telecom files with SEC to deregister its common shares

London, U.K. — 5 December 2003:  FLAG Telecom, a leading provider of international wholesale network transport and communications services, today announced that it has entered into a second amendment to the Agreement and Plan of Amalgamation with Reliance Gateway that would increase the consideration of $207million to approximately $211million in cash, payable to FLAG Telecom’s shareholders and optionholders, reflecting a new price per share of $97.41.  In addition, the largest shareholder of FLAG Telecom, Harbert Distressed Investment Master Fund, Ltd. (Harbert), has entered into a voting agreement with FLAG Telecom and Reliance Gateway by which Harbert has agreed to vote in favour of the amalgamation between FLAG Telecom and Reliance Gateway.  Harbert is a direct holder of 37.1% of FLAG Telecom’s outstanding common shares.  In connection with the voting agreement, Reliance Gateway has agreed to pay Harbert $1million in cash upon the consummation of the amalgamation.

As part of the voting agreement with Harbert, FLAG Telecom has agreed to terminate the registration of its common shares under the Securities and Exchange Act of 1934, as amended, prior to the date on which FLAG Telecom holds a special meeting of shareholders in order to vote on the amalgamation.  A Form 15 was filed with the Securities and Exchange Commission (SEC) yesterday and FLAG Telecom intends to seek to accelerate the deregistration.  Our special shareholders’ meeting is currently scheduled to be held at 10am on 22 December 2003 in New York.

Patrick Gallagher, Co-Chairman and CEO, FLAG Telecom, said: “We continue to make good progress towards amalgamating FLAG Telecom with Reliance Gateway.  With the agreement with Harbert we have achieved a key milestone towards obtaining the requisite vote to approve the amalgamation.”

www.flagtelecom.com

Notwithstanding the filing of the Form 15, FLAG Telecom intends to continue to file with the SEC the periodic reports that it would have filed in the absence of the deregistration.  FLAG Telecom also anticipates that its common shares will continue to trade under the ticker symbol “FTGLF.PK” on the “pink sheets” of the over-the-counter market until consummation of the amalgamation.

Note to Editors and Shareholders

This announcement does not constitute an offer to purchase securities of FLAG Telecom or a solicitation of proxies with the proposed special meeting of shareholders of FLAG Telecom scheduled to be held on December 22, 2003.  Such offers and solicitations will be made solely by means of the supplement and the Proxy Statement/Prospectus mailed to FLAG Telecom shareholders entitled to vote at the special meeting.  A copy of the supplement of the proxy statement may be obtained from FLAG Telecom by contacting Kees van Ophem, General Counsel at + 44 20 7317 0805, or at www.sec.gov, or under SEC Filings on the FLAG Telecom website, www.flagtelecom.com

About FLAG Telecom

FLAG Telecom Group Limited (OTC: FTGLF.PK) has an established customer base of more than 180 leading operators, including all of the top ten international carriers.  FLAG owns and manages an extensive optical fibre network spanning four continents and connecting key business markets in Asia, Europe, the Middle East and the USA.  FLAG also owns and operates a low latency global MPLS based IP network, which connects most of the world’s principal international Internet exchanges.  FLAG offers a focused range of global products, including global bandwidth, IP, Internet, Ethernet and Co-location services.  Recent news releases and further information are on FLAG Telecom’s website at: www.flagtelecom.com.

Forward-looking Statements

Statements contained in this Press Release that are not historical facts may be “forward-looking” statements as the term is defined in the Private Securities Litigation Reform Act of 1995.  To identify these forward-looking statements look for words like “believes”, “expects”, “may”, “will”, “should”, “seeks”, “intends”, “plans”, “projects”, “estimates”, or “anticipates” and similar words and phrases.  These, and all forward-looking statements, are based on current expectations and necessarily are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors including, but not limited to, our ability to hold the special shareholders meeting on 22 December 2003.  We caution readers not to rely on forward-looking statements, and we disclaim any intent or obligation to update these forward-looking statements.  The company’s security holders are advised to read the Proxy Statements regarding the business combination transaction referenced in the foregoing information.